UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2018

LONG BLOCKCHAIN CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12-1 Dubon Court, Farmingdale, NY 11735

(Address of Principal Executive Offices) (Zip Code)

(855) 542-2832

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry into a Material Definitive Agreement.

General

On July 26, 2018, Long Blockchain Corp. (the “Company”) formed a new subsidiary, Stran Loyalty Group Inc. (“SLG”), focused on providing loyalty, incentive, reward and gift card programs to a wide variety of corporate and consumer brands.

SLG and the Company concurrently entered into an agreement (the “Agreement”) with Stran & Company, Inc. (“Stran”), pursuant to which Stran will provide to SLG all management, sales, accounting, operations, administrative and other services, and access to office space, equipment, software and utilities for employees of SLG (the “Services”), as necessary for the operation by SLG of a loyalty program (the “Program”). In addition, Stran granted SLG an option, exercisable at any time during the term of the Agreement, to purchase from Stran certain assets necessary for the operation of the Program at a purchase price equal to the cost of such assets to Stran, without premium or interest. The Agreement expires on July 31, 2020, unless earlier terminated in accordance with its terms, except that the term of the Agreement is automatically extended for successive one-year periods unless either party gives timely notice of its desire not to extend.

The Company’s goal is to use the initial loyalty business as a catalyst to implement disruptive technology solutions, including distributed ledger technology, into the loyalty industry while realizing immediate revenue and credibility from traditional loyalty contracts. At this time, however, the Company has not taken any steps toward developing any such technology and does not employ personnel with the relevant expertise to do so. There can be no assurance that the Company will be successful in developing such technology, or in profitably commercializing it, if developed.

Effective upon entry into the Agreement, the board of directors of the Company appointed Andrew Shape, the President of Stran, as the Chairman of the Board and Chief Executive Officer of the Company. Mr. Shape replaces Shamyl Malik, who simultaneously resigned from such positions. Mr. Malik resigned to focus on his other business interests and not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

Andy Shape, 45 years old, is the co-founder of Stran and has served as its President since 1996. Prior to forming Stran, Mr. Shape worked at Copithorne & Bellows Public Relations (a Porter Novelli company) as an Account Executive covering the technology industry from 1995 to 1996. He has served on the Board of Directors for Naked Brand Group Limited (Nasdaq: NAKD) since June 2018. Mr. Shape graduated with a B.A. in Communications from the University of New Hampshire in 1995.

The Agreement – Consideration

Under the Agreement, Stran will pay to SLG all Program revenue from certain existing customers (and any future customers to which the parties consent) and SLG will reimburse Stran for all reasonable out-of-pocket costs and expenses incurred by Stran in connection with providing the Services. In addition, the Company agreed to issue shares of its common stock (collectively, the “Program Shares”) to Stran as follows:

●	The Company issued 2,500,000 Program Shares upon execution of the Agreement. These shares are subject to forfeiture if the net revenue of SLG for the 12 months ending July 31, 2019 is less than a certain threshold set forth in the Agreement. In addition, these shares are subject to restrictions on transfer through July 31, 2019 pursuant to a separate lockup agreement executed by Stran (the “Lockup Agreement”).

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●	If SLG’s net revenue and EBITDA margin for the 12 months ending July 31, 2019 equal or exceed certain “base” thresholds set forth in the Agreement, the Company will issue an additional 1,750,000 Program Shares. If SLG’s revenue and EBITDA margin for such period equal or exceed certain “stretch” thresholds set forth in the Agreement, the Company instead will issue an additional 2,250,000 Program Shares plus a number of Program Shares equal to 1.25 times the amount of any such net revenue excess divided by the average closing share price of the common stock over the last 30 business days of such period (the “Average Market Price”). If SLG’s net revenue or EBITDA is less than the “base” thresholds set forth in the Agreement, the Company instead will issue the a number of Program Shares equal to the net revenue divided by the Average Market Price, but not more than 1,750,000 shares. These shares are subject to restrictions on transfer through January 31, 2020 pursuant to the Lockup Agreement.

●	If SLG’s net revenue and EBITDA margin for the 12 months ending July 31, 2020 equal or exceed certain “base” thresholds set forth in the Agreement, the Company will issue an additional 2,000,000 Program Shares. If SLG’s revenue and EBITDA margin for such period equal or exceed certain “stretch” thresholds set forth in the Agreement, the Company instead will issue an additional 2,500,000 Program Shares plus a number of Program Shares equal to 1.25 times the amount of any such net revenue excess divided by the Average Market Price. If SLG’s net revenue or EBITDA is less than the “base” thresholds set forth in the Agreement, the Company instead will issue the a number of Program Shares equal to the net revenue divided by the Average Market Price, but not more than 2,000,000 shares.

The Agreement – Subscription

As required under the Agreement, concurrently with the execution of the Agreement, Andrew Stranberg, a controlling person of Stran, entered into a subscription agreement (the “Subscription Agreement”) with the Company, pursuant to which Mr. Stranberg agreed to purchase 1,500,000 shares (the “Investment Shares”) of the Company’s common stock for $0.40 per share, or an aggregate of $600,000. In addition, under the Subscription Agreement, the Company agreed to issue to Mr. Stranberg a three-year warrant (the “Warrant”) to purchase 450,000 shares of its common stock at an exercise price of $0.50 per share, subject to adjustment for stock splits, stock dividends and similar transactions. The warrant may be exercised for cash or on a “cashless” basis, at the option of the holder. The purchase of the Investment Shares and the Warrant pursuant to the Subscription Agreement was consummated on July 27, 2018.

In addition, under the Agreement, Stran and its affiliates will have the option to purchase, at any time prior to July 31, 2019, up to an additional 1,500,000 shares of the Company’s common stock, at a price of $0.40 per share, for a total additional purchase price of up to $600,000. Such additional purchase will be made pursuant to a subscription agreement in the same form as the Subscription Agreement described above. Accordingly, in connection with any such additional purchase, Stran or its affiliate will receive a warrant to purchase 30% of the number of shares of common stock subscribed for, on the same terms as the Warrant described above.

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The Agreement – Employment Agreement with Mr. Shape

As required under the Agreement, concurrently with the execution of the Agreement, Andrew Shape entered into an employment agreement (the “Employment Agreement”) providing for him to serve as Chief Executive Officer of the Company.

The Employment Agreement provides for Mr. Shape to receive a base salary at an annual rate of $200,000. Mr. Shape’s compensation will be paid in equal, quarterly installments through the issuance of restricted shares of the Company’s common stock, at a per share price equal to 85% of the average closing price for 10 trading days prior to end of the quarter, but in any event not less than $0.30 per share. The shares will be issued pursuant to the Company’s 2017 Long-Term Incentive Equity Plan.

Unless terminated by the Company without “cause” or by Mr. Shape with “good reason” (as such terms are defined in the Employment Agreement), upon termination Mr. Shape will be entitled only to his base salary through the date of termination, valid expense reimbursements, certain unused vacation pay and earned but unpaid bonuses (unless he is terminated for “cause” or resigns without “good reason”). If terminated by the Company without “cause” or by Mr. Shape with “good reason,” Mr. Shape will be entitled to be paid severance equal to his base salary through the date of termination and for a period of six months thereafter, valid expense reimbursements and certain unused vacation pay.

Mr. Shape’s employment agreement contains provisions for the protection of the Company’s intellectual property and confidential information and certain non-competition restrictions (generally imposing restrictions during employment and until six months thereafter on (i) ownership or management of, or employment or consultation with, competing companies, (ii) soliciting employees to terminate their employment (iii) soliciting business from the Company’s customers, and (iv) soliciting prospective acquisition and investment candidates for purposes of acquiring or investing in such entity).

Indemnification Agreement with Mr. Shape

The Company will enter into an indemnification agreement with Mr. Shape, pursuant to which the Company will indemnify, and advance expenses to, Mr. Shape to the fullest extent permitted by applicable law. The foregoing description of the indemnification is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 2, 2015 and is incorporated herein by reference.

Separation Agreement with Mr. Malik

Concurrently with the execution of the Agreement, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Malik, the Company’s former Chief Executive Officer and Chairman of the Board. Pursuant to the Separation Agreement, Mr. Malik will receive reimbursement of certain expenses incurred by him. In addition, the Company agreed to terminate the noncompetition restrictions contained in his employment agreement, which otherwise would have run for six months after his resignation. In exchange for such benefits, Mr. Malik executed a general waiver and release of claims. The Separation Agreement contains provisions for protection of the Company’s confidential information.

Item 3.02	Unregistered Sales of Equity Securities.

See the information under Item 1.01 above, which is incorporated by reference in this Item 3.02. The Program Shares, the Investment Shares, the Warrant and the shares of common stock underlying the Warrant were offered in a private placement to accredited investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

See the information under Item 1.01 above, which is incorporated by reference in this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

The Company has received a subpoena from the staff of the Securities and Exchange Commission (the “SEC”), dated July 10, 2018, seeking the production of certain documents. The Company is fully cooperating with the SEC’s investigation. The Company cannot predict or determine whether any proceeding may be instituted by the SEC in connection with the subpoena or the outcome of any proceeding that may be instituted.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2018

LONG BLOCKCHAIN CORP.

By:	/s/ Andrew Shape
Name:	Andrew Shape
Title:	Chief Executive Officer

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